UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

China Energy Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 6, 2012, China Energy Recovery (Shanghai) Co., Ltd. (“CER Shanghai”), a wholly-owned subsidiary of China Energy Recovery, Inc. (the “Company”), entered into a short-term comprehensive loan facility with the Bank of Communication, Shanghai Branch. The facility consists of RMB 40,000,000 (approximately $6,300,000) for trade financing or similar purposes. CER Shanghai is entitled to draw down RMB 40,000,000 (approximately $6,300,000) as a short-term loan or RMB 57,000,000 (approximately $9,000,000) as bank acceptance notes after making cash deposit of RMB 17,000,000 (approximately $2,700,000) to the bank. Any amounts due under the loan are repayable no later than January 20, 2013. The loan has been secured by a mortgage on the Company’s new office building in Zhangjiang, Shanghai and guaranteed by Qinghuan Wu, the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: March 13, 2012	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer